DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company, The Coca-Cola Export Corporation, Coca-Cola Interamerican Corporation and Coca-Cola de Argentina S.A. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below owns any Common Stock of Embotelladora Andina S.A. Directors of a named corporation who are also executive officers of that corporation are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer named below is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY


                        PRINCIPAL OCCUPATION
        NAME               OR EMPLOYMENT                       ADDRESS

Douglas N. Daft *       Chairman of the Board of
                        Directors and Chief Executive
                        Officer of The Coca-Cola Company

                        Mr. Daft is a citizen of Australia.

Herbert A. Allen        President, Chief Executive           Allen & Company
                        Officer and a Managing Director      Incorporated
                        of Allen & Company Incorporated,     711 Fifth Avenue
                        a privately held investment          New York, NY 10022
                        banking firm

Ronald W. Allen         Consultant to and advisory           Monarch Tower
                        director of Delta Air Lines, Inc.,   Suite 1745
                        a major U.S. air transportation      3424 Peachtree Road NE
                        company                              Atlanta, GA  30326

Cathleen P. Black       President of the Hearst Magazines,   Hearst Magazines
                        a unit of The Hearst Corporation,    959 8th Avenue
                        a major media and communications     New York, NY 10019
                        company

Warren E. Buffett       Chairman of the Board of             Berkshire Hathaway Inc.
                        Directors and Chief Executive        1440 Kiewit Plaza
                        Officer of Berkshire Hathaway        Omaha, NE 68131
                        Inc., a diversified holding
                        company

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

DIRECTORS OF THE COCA-COLA COMPANY - cont'd
                        PRINCIPAL OCCUPATION
        NAME               OR EMPLOYMENT                     ADDRESS

Susan B. King           President of the Leadership          Duke University
                        Initiative, a support corporation    The Leadership Initiative
                        of Duke University, charged with     Box 90545
                        the establishment of undergraduate   Durham, NC 27708-0545
                        college leadership programs
Donald F. McHenry       Distinguished Professor in the       The IRC Group, LLC
                        Practice of Diplomacy,               1320 19th Street, N.W.
                        Georgetown University; a principal   Suite 410
                        owner and President of The IRC       Washington, D.C. 20036
                        Group, LLC, a New York City and
                        Washington, D.C. consulting firm

Sam Nunn                Partner in the law firm of           King & Spalding
                        King & Spalding since                191 Peachtree Street
                        January 1997                         Atlanta, GA 30303-1763

Paul F. Oreffice        Retired as Chairman of the Board     11120 North 107th Way
                        of Directors and Chief Executive     Scottsdale, AZ 85259
                        Officer of The Dow Chemical
                        Company in 1992 (The Dow Chemical
                        Company is a diversified chemical,
                        metals, plastics and packaging
                        company)

James D. Robinson II    Chairman and Chief Executive         J.D. Robinson Inc.
                        Officer of RRE Investors, LLC, a     22nd Floor
                        private information technology       126 East 56th Street
                        venture investment firm; General     New York, NY 10022
                        Partner of RRE Ventures, L.P.;
                        Chairman of Violy, Byorum &
                        Partners Holdings, LLC, a private
                        firm specializing in financial
                        advisory and investment banking
                        activities in Latin America; and
                        President of J.D. Robinson, Inc.,
                        a strategic advisory company

Peter V. Ueberroth      Investor and Managing Director,      The Contrarian Group, Inc.
                        The Contrarian Group, Inc., a        Suite 111
                        Business management company          1071 Camelback Street
                                                             Newport Beach, CA 92660

James B. Williams       Director and Chairman of the         SunTrust Banks, Inc.
                        Executive Committee of SunTrust      P.O. Box 4418
                        Banks, Inc., a bank holding          Atlanta, GA  30302
                        Company


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

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY
                        PRINCIPAL OCCUPATION
   NAME                     OR EMPLOYMENT                    ADDRESS

Jack L. Stahl           President and Chief Operating
                        Officer


James E. Chestnut       Executive Vice President,
                        Operation Support

                        Mr. Chestnut is a citizen of the
                        United Kingdom.

Charles S. Frenette     Executive Vice President and
                        President of the Greater Europe
                        Group

Joseph R. Gladden, Jr.  Executive Vice President and
                        General Counsel

Carl Ware               Executive Vice President, Global
                        Public Affairs and Administration

Gary P. Fayard          Senior Vice President and Chief
                        Financial Officer

Stephen C. Jones        Senior Vice President and Chief
                        Marketing Officer


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


DIRECTORS OF THE COCA-COLA EXPORT CORPORATION
                        PRINCIPAL OCCUPATION
NAME AND TITLE             OR EMPLOYMENT                     ADDRESS

Douglas N. Daft *       Chairman of the Board of Directors
Chairman of the Board   and Chief Executive Officer of
and a Director          The Coca-Cola Company

                        Mr. Daft is a citizen of Australia.

James E. Chestnut       Executive Vice President,
Executive Vice          Operations Support of The Coca-Cola
President and a         Company
Director
                        Mr. Chestnut is a citizen of the
                        United Kingdom.

Joseph R. Gladden, Jr.* Executive Vice President and General
Executive Vice          Counsel of The Coca-Cola Company
President and a
Director




EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION
                        PRINCIPAL OCCUPATION
NAME AND TITLE             OR EMPLOYMENT                     ADDRESS
Jack L. Stahl           President and Chief Operating
President               Officer of The Coca-Cola Company

Charles S. Frenette     Executive Vice President of The
Executive Vice          Coca-Cola Company and President
President               of the Greater Europe Group

Alexander R.C. Allan    Senior Vice President of The
Senior Vice President   Coca-Cola Company

Timothy J. Haas         Senior Vice President of The
Senior Vice President   Coca-Cola Company

Gary P. Fayard          Senior Vice President and Chief
Senior Vice President   Financial Officer of The
and Chief Financial     Coca-Cola Company
Officer

David M. Taggart        Vice President and Treasurer of
Vice President and      The Coca-Cola Company
Treasurer


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


EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION - cont'd
                        PRINCIPAL OCCUPATION
NAME AND TITLE              OR EMPLOYMENT                    ADDRESS

William J. Davis        Vice President and Associate
Vice President and      General Counsel of The Coca-Cola
General Counsel         Company

Steve M. Whaley         Vice President and General Tax
Vice President and      Counsel of The Coca-Cola Company
General Tax Counsel

Lawrence R. Cowart      Vice President of The Coca-Cola
Vice President          Company

Donald W. Short         Vice President of The Coca-Cola
Vice President          Company


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


DIRECTORS OF COCA-COLA INTERAMERICAN CORPORATION

                        PRINCIPAL OCCUPATION
NAME AND TITLE              OR EMPLOYMENT                    ADDRESS

Douglas N. Daft *       Chairman of the Board of
Chairman of the Board   Directors and Chief Executive
and a Director          Officer of The Coca-Cola Company

                        Mr. Daft is a citizen of Australia.

James E. Chestnut *     Executive Vice President, Operations
Executive Vice          Support of The Coca-Cola Company
President and a
Director
                        Mr. Chestnut is a citizen of the
                        United Kingdom.

Joseph R. Gladden, Jr.* Executive Vice President and General
Executive Vice          Counsel of The Coca-Cola Company
President and a
Director



EXECUTIVE OFFICERS OF COCA-COLA INTERAMERICAN CORPORATION

                        PRINCIPAL OCCUPATION
NAME AND TITLE              OR EMPLOYMENT                    ADDRESS

Jack L. Stahl           President and Chief Operating
President               Officer of The Coca-Cola Company


Gary P. Fayard          Senior Vice President and Chief
Senior Vice President   Financial Officer of The Coca-Cola
and Chief Financial     Company
Officer

David M. Taggart        Vice President and Treasurer of
Vice President and      The Coca-Cola Company
Treasurer

Steve M. Whaley         Vice President and General Tax
Vice President and      Counsel of The Coca-Cola Company
General Tax Counsel

Lawrence R. Cowart      Vice President of The Coca-Cola
Vice President          Company


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


DIRECTORS AND EXECUTIVE OFFICERS OF COCA-COLA DE ARGENTINA S.A.

                        PRINCIPAL OCCUPATION
NAME AND TITLE              OR EMPLOYMENT                    ADDRESS

Glenn Jordan *          President, River Plate Division      Coca-Cola de Argentina S.A.
Chairman of the         of the Latin America Group,          Paraguay 733
Board, President        The Coca-Cola Company                1057 Buenos Aires
and a Director                                               Argentina

                        Mr. Jordan is a citizen of
                        Colombia.

Mario Rivera *          Legal Director, River Plate          Coca-Cola de Argentina S.A
Vice President and a    Division of the Latin                Paraguay 733
Director                America Group, The Coca-Cola         1057 Buenos Aires
                        Company                              Argentina

                        Mr. Rivera is a citizen of
                        Colombia.


Mariano Rossi           Finance Director, River Plate        Coca-Cola de Argentina S.A.
Director                Division of the Latin America        Paraguay 733
                        Group, The Coca-Cola Company         1057 Buenos Aires
                                                             Argentina
                        Mr. Rossi is a citizen of
                        Argentina.


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